Exhibit 99.1

Perma-Fix Schedules Third Quarter 2011 Earnings Conference Call

ATLANTA – October 27, 2011 — Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced that it will host a conference call at 11:00 AM ET on Thursday, November 3, 2011. The call will be available on the Company’s website at www.perma-fix.com, or by calling (877) 407-0778 for U.S. callers, or (201) 689-8565 for international callers.  The conference call will be led by Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, and Ben Naccarato, Vice President and Chief Financial Officer, of Perma-Fix Environmental Services, Inc.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the call, through midnight Thursday, November 10, 2011, and can be accessed by calling: (877) 660-6853 (U.S. callers) or (201) 612-7415  (international callers) and entering account # 286 and conference ID: 382206.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc. provides nuclear waste treatment and onsite services. The Company's nuclear waste treatment services include radioactive and mixed waste treatment for hospitals, research labs and institutions, federal agencies, including the Department of Energy ("DOE"), the Department of Defense ("DOD"), and nuclear utilities. The Company’s onsite services group provides waste management personnel on clients’ sites for a variety of commercial and government customers. Nationwide, the Company operates four nuclear waste treatment facilities.

Please visit us on the World Wide Web at http://www.perma-fix.com.

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Contacts:
David K. Waldman-US Investor Relations
Crescendo Communications, LLC
(212) 671-1021

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316